EXHIBIT 32.02

CERTIFICATION BY CHIEF FINANCIAL OFFICER

I, Gregory T. Donovan, certify that (i) the Form 10Q for the quarter ended June 30, 2015 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended June 30, 2015 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

Date: August 14, 2015	CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
By: Campbell & Company, LP, General Partner

	By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer